UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934 Date of Report
                   (Date of earliest event reported): February
                                    20, 2003

                        Commission File Number 001-15469

                           THERMOVIEW INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                               DELAWARE 61-1325129
                  (State or other jurisdiction (I.R.S. Employer
            of incorporation or organization) Identification Number)

                           5611 Fern Valley Road 40228
                         Louisville, Kentucky (Zip Code)
                    (Address of principal executive offices)

                                  502-968-2020
              (Registrant's telephone number, including area code)

Item 5. Other Events.


Filed as an exhibit hereto is a News Release, dated February 20, 2003, filed by ThermoView Industries, Inc.


Item 7. Financial Statements and Exhibits.

(c) Exhibits: Exhibit No. Description

99.1     News Release of ThermoView Industries, Inc. dated February 20, 2003.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       ThermoView Industries, Inc.


Date:  February 24, 2003               By:      /s/ Charles L. Smith
                                       -----------------------------------------
                                                Charles L. Smith
                                                Chief Executive Officer
                                                (principal executive officer)

Exhibit 99.1 to Form 8-K


NEWS RELEASE
FOR IMMEDIATE RELEASE

                  ThermoView Industries announces release date for fourth quarter and full-year 2002 results and conference call

     LOUISVILLE,  Ky. (February 20, 2003) - ThermoView  Industries,  Inc. (AMEX:
THV), one of America's largest full-service home improvement remodelers, announced that it expects to report fourth quarter and full-year 2002 financial results on Monday, March 3, and it has scheduled a conference call and webcast for that day at 11 a.m. Eastern time.

     ThermoView President and CEO Charles L. Smith and CFO James J. TerBeest will discuss financial results and business highlights for the quarter and year ending December 31, 2002. Live audio of the conference call can be accessed from http://www.vcall.com/EventPage.asp?ID=83265 or from the investor relations section of ThermoView's website at www.thermoviewinc.com. First-time listeners should visit www.vcall.com in advance to download and install any necessary audio software. An audio replay of the webcast will be available on the website for approximately 90 days.


About ThermoView Industries, Inc.

     ThermoView is a national company that designs, manufactures, markets and installs high-quality replacement windows and doors as part of a full-service array of home improvements for residential homeowners. Operating under the brand "THV, America's Home Improvement Company," ThermoView has sales operations in 17 states. ThermoView's common stock is listed on the American Stock Exchange under the ticker symbol "THV." Additional information is available at http://www.thermoviewinc.com.

--30--

FOR MORE INFORMATION, CONTACT:

Terry McWilliams (terrym@mozaicir.com), Mozaic Investor Relations, Inc. (http://www.mozaicir.com), 502-326-0478 or James J. TerBeest (jterbeest@thermoviewinc.com), chief financial officer, ThermoView Industries, Inc. 502-968-2020.